UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 8, 2008

Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104

(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 8.01.	Other Events.
     As reported in various of our filings with the Securities and Exchange Commission (the “Commission”), the Commission has been conducting an investigation to determine whether there were violations of the federal securities laws in connection with matters relating to the restatement more than three years ago of our consolidated financial statements for fiscal 2002 and the first three quarters of fiscal 2003. We have cooperated fully with the Commission in the investigation.
     On May 8, 2008, we received notice that it is the intent of the Division of Enforcement Staff of the Commission to recommend that the Commission authorize administrative cease-and-desist proceedings against us to prohibit any future violations of the periodic reporting, record keeping, and internal controls provisions of the federal securities laws. The Staff is not recommending the imposition of any monetary sanctions or remedies against us. The purported violations arose from accounting adjustments made by us for fiscal 2002 and the first three quarters of fiscal 2003, which resulted in our restatement of our 2002 quarterly and fiscal year-end financial statements, and our quarterly report for the period ended January 31, 2003. We are pleased that the investigation is finally coming to an end. We do not believe that the Staff’s recommendation, if ultimately authorized by the Commission, will have any material impact on our finances or operations.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: May 12, 2008	By:	/s/ John A. Kelly
John A. Kelly
Chief Financial Officer

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